UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/27/2011 tw telecom inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30218

DE	841500624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10475 Park Meadows Drive, Littleton, CO 80124
(Address of principal executive offices, including zip code)

303-566-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

tw telecom inc. believes that adherence to sound corporate governance policies and practices is a critical part of ensuring that tw telecom inc. is governed in its stockholders' best interests and with the highest standards of responsibility, ethics and integrity. Accordingly, our Board of Directors reviews our governance policies and practices on a regular basis.   As a result of its most recent review, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, on January 27, 2010 adopted a Director Resignation Policy as follows:

tw telecom inc. Director Resignation Policy

In an uncontested election (i.e., an election where the number of nominees is the same as the number of directors to be elected), any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") must promptly tender his or her resignation to the Board following certification of the stockholder vote.

The Nominating and Governance Committee will promptly evaluate any such tendered resignation in light of the best interests of the Company and its stockholders in determining whether to accept or reject the tendered resignation, or whether other action should be taken, and make a recommendation to the Board. In reaching their decisions as to such recommendation and as to whether to accept such tendered resignation, each of the Nominating and Governance Committee and the Board may consider any factors it deems relevant, including, without limitation, the circumstances that led to the Majority Withheld Vote, if known, the director's qualifications, the director's past and expected future contributions to the Company, the overall composition of the Board and whether accepting the tendered resignation would cause the Company to fail to meet any applicable rule or regulation (including Nasdaq listing requirements and federal securities laws). The Board will act on the Nominating and Governance Committee's recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director's tendered resignation (or the reason(s) for rejecting the tendered resignation, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this provision may not participate in the Nominating and Governance Committee recommendation or Board action regarding whether to accept the tendered resignation. If all members of the Nominating and Governance Committee receive a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote will consider the tendered resignations and recommend to the Board whether to accept them. However, if only three or fewer directors did not receive a Majority Withheld Vote in the same election, all directors may participate in the action regarding whether to accept any specific tendered resignation other than the individual director whose specific tendered resignation is then being considered

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

Date: January 31, 2011	By:	/s/ Tina Davis
Tina Davis
SVP and Deputy General Counsel